For Immediate Release

Level One Bancorp, Inc. reports double digit loan and deposit growth year over year, coupled with a 21% reduction in nonaccrual loans in 2019

Farmington Hills, MI – July 30, 2019 – Level One Bancorp, Inc. (“Level One”) (Nasdaq: LEVL) today reported financial results for the second quarter of 2019, which included net income of $3.6 million, or $0.45 per diluted share. This compares to net income of $3.5 million, or $0.44 per diluted share, in the preceding quarter and $4.0 million, or $0.53 per diluted share, in the second quarter of 2018.

Patrick J. Fehring, President and Chief Executive Officer of Level One, commented "We are pleased to announce a solid second quarter with earnings of $3.6 million, or fully diluted earnings per share of $0.45. Our earnings were driven by quarter over quarter increases of 3.9% in loans and 6.8% in deposits, and year over year increases of 11.5% in loans and 15.4% in deposits. In addition, our noninterest income increased by $2.0 million, or 139%, from the second quarter of 2018, primarily due to the doubling of our mortgage originators in the third quarter of 2018. Finally, our asset quality improved as nonaccrual loans declined by $2.1 million during the quarter."

He added, "Offsetting these improvements, there was a $310 thousand increase in the provision for unfunded commitments (rolling up to other noninterest expense) due to a change in assumptions within the calculation. We continue to focus on our strategic priorities to ensure a strong organization for our shareholders, team members, and clients."

Second Quarter 2019 Financial Highlights

•	Net income was $3.6 million, or $0.45 per diluted share, for the second quarter of 2019

•	Net interest margin, on a fully taxable equivalent ("FTE") basis, was 3.50%, compared to 3.76% in the preceding quarter and 3.99% in the second quarter of 2018

•	Noninterest income increased 139.46% to $3.5 million in the second quarter of 2019, compared to $1.5 million in the second quarter of 2018, primarily due to higher mortgage banking activities income

•	Total assets increased 13.79% to $1.51 billion at June 30, 2019, compared to $1.32 billion at June 30, 2018

•	Total loans increased 11.54% to $1.17 billion at June 30, 2019, compared to $1.05 billion at June 30, 2018

•	Total deposits increased 15.42% to $1.23 billion at June 30, 2019, compared to $1.07 billion at June 30, 2018

•	Book value per share increased 13.83% to $21.07 per share at June 30, 2019, compared to $18.51 per share at June 30, 2018

•	Tangible book value per share increased 14.97% to $19.81 per share at June 30, 2019, compared to $17.23 per share at June 30, 2018

Balance Sheet Review

Level One's total assets were $1.51 billion at June 30, 2019, an increase of $89.2 million, or 6.30%, from $1.42 billion at December 31, 2018, and up $182.5 million, or 13.79%, from $1.32 billion at June 30, 2018. The increase in total assets from December 31, 2018 was primarily due to an increase in originated loans, mortgage loans held for sale, securities available for sale, and cash and cash equivalents.

The investment securities portfolio was $218.1 million at June 30, 2019, an increase of $13.8 million, or 6.80%, from $204.3 million at December 31, 2018, and up $22.1 million, or 11.27%, from $196.0 million at June 30, 2018. The increase in the investment securities portfolio year to date and during the twelve months ended June 30, 2019 reflects our plan to increase the investment securities portfolio in line with total assets.

Total loans were $1.17 billion at June 30, 2019, an increase of $39.9 million, or 3.54%, from $1.13 billion at December 31, 2018, and up $120.7 million, or 11.54%, from $1.05 billion at June 30, 2018. The growth in total loans compared to December 31, 2018 and June 30, 2018 was primarily due to growth in our commercial loan portfolio and residential real estate loan portfolio.

Total deposits were $1.23 billion at June 30, 2019, an increase of $94.8 million, or 8.36%, from $1.13 billion at December 31, 2018, and up $164.2 million, or 15.42%, from $1.07 billion at June 30, 2018. The increase in deposits compared to December 31, 2018 and June 30, 2018 was primarily due to growth in our money market, savings and time deposits. Total deposit composition at June 30, 2019 consisted of 29.96% of demand deposit accounts, 25.66% of savings and money market accounts and 44.38% of time deposits.

Operating Results

Level One's net interest income decreased $277 thousand, or 2.18%, to $12.4 million in the second quarter of 2019, compared to $12.7 million in the preceding quarter, primarily as a result of higher costs of funds, partially offset by interest income on the higher balances of originated loans. Net interest income remained relatively flat as compared to the second quarter of 2018.

Level One’s net interest margin, on a FTE basis, was 3.50% in the second quarter of 2019, compared to 3.76% in the preceding quarter and 3.99% in the second quarter of 2018. This decrease in the net interest margin compared to the preceding quarter was primarily as a result of higher cost of funds and lower average loan yield quarter over quarter. The decrease in net interest margin year over year was primarily due to higher cost of funds as the federal funds rate rose 50 basis points.

Level One's noninterest income increased $1.2 million, or 52.10%, to $3.5 million in the second quarter of 2019, compared to $2.3 million in the preceding quarter, and increased $2.0 million, or 139.46%, compared to $1.5 million in the second quarter of 2018. The increase in noninterest income compared to the preceding quarter was primarily due to an increase in mortgage banking activity income as a result of increased volume of mortgage loans sold as well as an increase in volume of loans held for sale. The increase in noninterest income year over year was attributable to the same factors mentioned in the quarter to quarter analysis above, as well as an increase in the volume of our mortgage banking derivatives which is included in mortgage banking activities income. The increase in the mortgage banking activities income year over year was predominantly as a result of the doubling of our mortgage team in third quarter 2018.

Level One's noninterest expense increased $799 thousand, or 7.71%, to $11.2 million in the second quarter of 2019, compared to $10.4 million in the preceding quarter, and increased $1.5 million, or 15.06%, compared to $9.7 million in the second quarter of 2018. The increase in noninterest expenses quarter over quarter as well as year over year was primarily a result of increased salary and employee benefits due to the overall growth in team member headcount and a $310 thousand increase in the provision for unfunded commitment due to a change in the assumptions within the calculation, which resulted in a better representation of our line of credit utilization. The efficiency ratio, which is a measure of operating expenses as a percentage of net interest income and noninterest income, for the second quarter of 2019 was 70.15%, compared to 69.10% for the preceding quarter and 69.99% in the second quarter of 2018.

Level One's income tax provision was $767 thousand, or 17.75% of pretax income, in the second quarter of 2019, as compared to $747 thousand, or 17.73% of pretax income, in the preceding quarter and $860 thousand, or 17.65% of pretax income, in the second quarter of 2018.

Asset Quality

Nonaccrual loans were $14.5 million, or 1.25% of total loans, at June 30, 2019, a decrease of $3.9 million from nonaccrual loans of $18.4 million, or 1.64% of total loans, at December 31, 2018, and an increase of $3.2 million from nonaccrual loans of $11.3 million, or 1.08% of total loans, at June 30, 2018. The decrease in nonaccrual loans compared to December 31, 2018 is primarily due to the pay-off of a large loan relationship on nonaccrual status during the first quarter 2019. The increase in nonaccrual loans compared to second quarter 2018 was primarily due to four commercial loan relationships totaling $9.0 million moving to nonaccrual status, partially offset by pay-offs of three commercial loan relationships totaling $5.7 million.

Level One had $373 thousand of other real estate owned assets at June 30, 2019, compared to no other real estate owned assets at December 31, 2018 and June 30, 2018. Nonperforming assets, consisting of nonaccrual loans and other real estate owned, as a percentage of total assets were 0.99% at June 30, 2019, compared to 1.30% at December 31, 2018, and 0.85% at June 30, 2018.

In addition, we had $331 thousand of loans 90 days or more past due and still accruing at June 30, 2019, compared to $243 thousand at December 31, 2018 and $259 thousand at June 30, 2018, all of which consisted of purchase credit impaired loans.

Performing troubled debt restructured loans that were not included in nonaccrual loans at June 30, 2019 were $921 thousand, compared to $931 thousand at December 31, 2018 and $2.5 million at June 30, 2018. The decrease in performing trouble debt restructurings year over year was due to one commercial loan relationship totaling $1.5 million moving to nonaccrual. Borrowers who are in financial difficulty and who have been granted concessions that may include interest rate reductions, forbearance agreements, and principal deferral or reduction, are categorized as troubled debt restructured loans.

Net chargeoffs in the second quarter of 2019 were $36 thousand, or 0.01% of average loans on an annualized basis, compared to $28 thousand of net chargeoffs, or 0.01% of average loans on an annualized basis, for the preceding quarter and $669 thousand of net recoveries, or 0.26% of average loans on an annualized basis, for the quarter ended June 30, 2018.

Level One's second quarter of 2019 provision for loan losses was a provision expense of $429 thousand, compared to a provision expense of $422 thousand in the preceding quarter and a provision benefit of $710 thousand in the second quarter of 2018. The increase in the provision expense year over year was primarily due to a $700 thousand recovery in the second quarter of 2018. The allowance for loan losses was $12.4 million, or 1.06% of total loans, at June 30, 2019, compared to $11.6 million, or 1.03% of total loans, at December 31, 2018, and $11.5 million, or 1.10% of total loans, at June 30, 2018. As of June 30, 2019, the allowance for loan losses as a percentage of nonaccrual loans was 84.94%, compared to 62.70% at December 31, 2018, and 101.67% at June 30, 2018.

Capital

Total shareholders’ equity was $162.9 million at June 30, 2019, an increase of $11.1 million, or 7.32%, compared with $151.8 million at December 31, 2018, primarily as a result of increased retained earnings and accumulated other comprehensive income. Total shareholders' equity increased $19.4 million, or 13.54%, from $143.4 million at June 30, 2018 as a result of the same factors previously mentioned.

Recent Developments

Second Quarter Dividend: On June 20, 2019, Level One’s Board of Directors declared a quarterly cash dividend of $0.04 per share. This dividend was paid out on July 15, 2019, to stockholders of record at the close of business on June 30, 2019.

About Level One Bancorp, Inc.

Level One Bancorp, Inc. is the holding company for Level One Bank, a full-service commercial and consumer bank headquartered in Michigan with assets of approximately $1.51 billion as of June 30, 2019. It operates twelve banking centers throughout southeast Michigan and west Michigan. Level One Bank's success has been recognized both locally and nationally as the U.S. Small Business Administration's (SBA) "Community Lender of the Year" and "Export Finance Lender of the Year" and one of S&P Global's Top 10 "Best-Performing Community Banks" in the nation. Level One's commercial division provides a menu of products including lines of credit, term loans, leases, commercial mortgages, SBA loans, export-import financing, and a full suite of treasury management and private banking services. The consumer division offers personal savings and checking accounts and a complete array of consumer loan products including residential mortgages, home equity loans, auto loans, and credit card services. Level One Bank offers a variety of online banking services and a robust mobile banking application for individuals and businesses. Level One Bank offers the sophistication of a big bank, the heart of a community bank, and the spirit of an entrepreneur. For more information, visit www.levelonebank.com.

Forward-Looking Statements

This release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 that reflect management’s current views of future events and operations. These forward-looking statements are based on the information currently available to the Company as of the date of this release. It is important to note that these forward-looking statements are not guarantees of future performance and involve risk and uncertainties, including, but not limited to, the ability of the Company to implement its strategy and expand its lending operations, changes in interest rates and other general economic, business and political conditions, including changes in the financial markets, as well as other risks described in the Company's filings with the Securities and Exchange Commission. The Company does not undertake any obligation to update or revise any forward-looking statements to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise.

Media Contact:	Investor Relations Contact:
Nicole Ransom	Peter Root
(248) 538-2183	(248) 538-2186

Summary Consolidated Financial Information
(Unaudited)	As of or for the three months ended
(Dollars in thousands, except per share data)	June 30, 2019	March 31, 2019	December 31, 2018	September 30, 2018	June 30, 2018
Earnings Summary
Interest income	$17,657	$17,442	$17,041	$16,629	$15,380
Interest expense	5,216	4,724	4,228	3,560	2,965
Net interest income	12,441	12,718	12,813	13,069	12,415
Provision (benefit) for loan losses	429	422	(51)	619	(710)
Noninterest income	3,477	2,286	2,307	1,924	1,452
Noninterest expense	11,167	10,368	10,384	10,454	9,705
Income before income taxes	4,322	4,214	4,787	3,920	4,872
Income tax provision	767	747	836	665	860
Net income	$3,555	$3,467	$3,951	$3,255	$4,012
Per Share Data
Basic earnings per common share	$0.46	$0.45	$0.51	$0.42	$0.54
Diluted earnings per common share	0.45	0.44	0.50	0.41	0.53
Book value per common share	21.07	20.15	19.58	18.77	18.51
Tangible book value per share (1)	19.81	18.88	18.31	17.50	17.23
Shares outstanding (in thousands)	7,728	7,749	7,750	7,749	7,749
Average basic common shares (in thousands)	7,741	7,752	7,750	7,749	7,456
Average diluted common shares (in thousands)	7,856	7,869	7,893	7,901	7,613
Selected Period End Balances
Total assets	$1,505,376	$1,456,552	$1,416,215	$1,446,269	$1,322,913
Securities available-for-sale	218,145	226,874	204,258	199,051	196,047
Total loans	1,166,501	1,131,097	1,126,565	1,114,999	1,045,789
Total deposits	1,229,445	1,151,463	1,134,635	1,130,311	1,065,216
Total liabilities	1,342,509	1,300,433	1,264,455	1,300,810	1,179,468
Total shareholders' equity	162,867	156,119	151,760	145,459	143,445
Tangible shareholders' equity (1)	153,121	146,337	141,926	135,570	133,501
Performance and Capital Ratios
Return on average assets (annualized)	0.95%	0.96%	1.11%	0.95%	1.23%
Return on average equity (annualized)	8.92	8.99	10.69	8.95	11.97
Net interest margin (fully taxable equivalent)(2)	3.50	3.76	3.73	3.97	3.99
Efficiency ratio (noninterest expense/net interest income plus noninterest income)	70.15	69.10	68.68	69.73	69.99
Dividend payout ratio	8.69	6.72	5.87	7.13	5.78
Total shareholders' equity to total assets	10.82	10.72	10.72	10.06	10.84
Tangible equity to tangible assets (1)	10.24	10.11	10.09	9.44	10.17
Common equity tier 1 to risk-weighted assets	11.64	11.78	11.82	11.75	12.11
Tier 1 capital to risk-weighted assets	11.64	11.78	11.82	11.75	12.11
Total capital to risk-weighted assets	13.79	13.95	14.00	13.99	14.44
Tier 1 capital to average assets (leverage ratio)	10.01	10.19	10.21	10.31	10.60
Asset Quality Ratios:
Net charge-offs (recoveries) to average loans	0.01%	0.01%	0.10%	0.07%	(0.26)%
Nonperforming assets as a percentage of total assets	0.99	1.17	1.30	0.89	0.85
Nonaccrual loans as a percent of total loans	1.25	1.47	1.64	1.15	1.08
Allowance for loan losses as a percentage of period-end loans	1.06	1.06	1.03	1.07	1.10
Allowance for loan losses as a percentage of nonaccrual loans	84.94	71.85	62.70	92.36	101.67
Allowance for loan losses as a percentage of nonaccrual loans, excluding allowance allocated to loans accounted for under ASC 310-30	79.41	66.33	57.71	84.72	92.93
(1) See section entitled "GAAP Reconciliation of Non-GAAP Financial Measures" below.
(2) Presented on a tax equivalent basis using a 21% tax rate.

GAAP Reconciliation of Non-GAAP Financial Measures

Some of the financial measures included in this earnings release are not measures of financial performance recognized by GAAP. These non-GAAP financial measures include tangible shareholders' equity, tangible book value per share, and the ratio of tangible shareholders' equity to tangible assets. Our management uses these non-GAAP financial measures in its analysis of our performance, and we believe financial analysts and others frequently use these measures, and other similar measures, to evaluate capital adequacy. We calculate: (i) tangible shareholders' equity as total shareholders' equity less core deposit intangibles and goodwill; (ii) tangible book value per share as tangible shareholders' equity divided by shares of common stock outstanding; and (iii) tangible assets as total assets, less core deposit intangibles and goodwill.

The following presents these non-GAAP financial measures along with their most directly comparable financial measure calculated in accordance with GAAP:

	As of
(Dollars in thousands, except per share data)	June 30, 2019	March 31, 2019	December 31, 2018	September 30, 2018	June 30, 2018
	(Unaudited)	(Unaudited)		(Unaudited)	(Unaudited)
Total shareholders' equity	$162,867	$156,119	$151,760	$145,459	$143,445
Less:
Goodwill	9,387	9,387	9,387	9,387	9,387
Core deposit intangibles	359	395	447	502	557
Tangible shareholders' equity	$153,121	$146,337	$141,926	$135,570	$133,501

Shares outstanding (in thousands)	7,728	7,749	7,750	7,749	7,749
Tangible book value per share	$19.81	$18.88	$18.31	$17.50	$17.23

Total assets	$1,505,376	$1,456,552	$1,416,215	$1,446,269	$1,322,913
Less:
Goodwill	9,387	9,387	9,387	9,387	9,387
Core deposit intangibles	359	395	447	502	557
Tangible assets	$1,495,630	$1,446,770	$1,406,381	$1,436,380	$1,312,969

Tangible equity to tangible assets	10.24%	10.11%	10.09%	9.44%	10.17%

Consolidated Balance Sheets
	As of
	June 30,	December 31,	June 30,
(Dollars in thousands)	2019	2018	2018
Assets	(Unaudited)		(Unaudited)
Cash and cash equivalents	$50,120	$33,296	$34,767
Securities available-for-sale	218,145	204,258	196,047
Federal Home Loan Bank stock	8,325	8,325	8,303
Mortgage loans held for sale, at fair value	22,822	5,595	3,991
Loans:
Originated loans	1,088,395	1,041,898	946,724
Acquired loans	78,106	84,667	99,065
Total loans	1,166,501	1,126,565	1,045,789
Less: Allowance for loan losses	(12,353)	(11,566)	(11,465)
Net loans	1,154,148	1,114,999	1,034,324
Premises and equipment, net	13,188	13,242	13,144
Goodwill	9,387	9,387	9,387
Other intangible assets, net	359	447	557
Bank-owned life insurance	11,992	11,866	11,703
Income tax benefit	791	2,467	2,510
Other assets	16,099	12,333	8,180
Total assets	$1,505,376	$1,416,215	$1,322,913
Liabilities
Deposits:
Noninterest-bearing demand deposits	$317,747	$309,384	$320,213
Interest-bearing demand deposits	50,605	52,804	57,060
Money market and savings deposits	315,477	287,575	247,542
Time deposits	545,616	484,872	440,401
Total deposits	1,229,445	1,134,635	1,065,216
Borrowings	76,934	99,574	86,594
Subordinated notes	14,920	14,891	14,867
Other liabilities	21,210	15,355	12,791
Total liabilities	1,342,509	1,264,455	1,179,468
Shareholders' equity
Common stock, no par value per share:
Authorized - 20,000,000 shares
Issued and outstanding - 7,728,280 shares at June 30, 2019, 7,750,216 shares at December 31, 2018, and 7,748,641 shares at June 30, 2018	89,442	90,621	90,201
Retained earnings	69,295	62,891	56,383
Accumulated other comprehensive income (loss), net of tax	4,130	(1,752)	(3,139)
Total shareholders' equity	162,867	151,760	143,445
Total liabilities and shareholders' equity	$1,505,376	$1,416,215	$1,322,913

Consolidated Statements of Income
(Unaudited)	Three months ended			Six months ended
	June 30,	March 31,	June 30,	June 30,	June 30,
(In thousands, except per share data)	2019	2019	2018	2019	2018
Interest income
Originated loans, including fees	$14,125	$13,894	$11,833	$28,019	$23,011
Acquired loans, including fees	1,637	1,757	2,293	3,394	4,719
Securities:
Taxable	980	936	667	1,916	1,241
Tax-exempt	595	545	380	1,140	731
Federal funds sold and other	320	310	207	630	452
Total interest income	17,657	17,442	15,380	35,099	30,154
Interest Expense
Deposits	4,617	4,121	2,487	8,738	4,665
Borrowed funds	346	353	225	699	444
Subordinated notes	253	250	253	503	503
Total interest expense	5,216	4,724	2,965	9,940	5,612
Net interest income	12,441	12,718	12,415	25,159	24,542
Provision expense (benefit) for loan losses	429	422	(710)	851	(156)
Net interest income after provision for loan losses	12,012	12,296	13,125	24,308	24,698
Noninterest income
Service charges on deposits	662	625	618	1,287	1,260
Net gain (loss) on sales of securities	7	(7)	—	—	—
Mortgage banking activities	2,316	1,120	404	3,436	640
Net gain on sale of commercial loans	—	—	11	—	11
Other charges and fees	492	548	419	1,040	913
Total noninterest income	3,477	2,286	1,452	5,763	2,824
Noninterest expense
Salary and employee benefits	7,193	6,913	6,169	14,106	12,125
Occupancy and equipment expense	1,168	1,204	1,074	2,372	2,120
Professional service fees	385	362	471	747	737
Marketing expense	288	176	291	464	433
Printing and supplies expense	104	68	112	172	216
Data processing expense	606	595	511	1201	947
Other expense	1,423	1,050	1,077	2,473	2,262
Total noninterest expense	11,167	10,368	9,705	21,535	18,840
Income before income taxes	4,322	4,214	4,872	8,536	8,682
Income tax provision	767	747	860	1,514	1,502
Net income	$3,555	$3,467	$4,012	$7,022	$7,180
Earnings per common share:
Basic earnings per common share	$0.46	$0.45	$0.54	$0.91	$1.02
Diluted earnings per common share	$0.45	$0.44	$0.53	$0.89	$1.00
Cash dividends declared per common share	$0.04	$0.04	$0.03	$0.08	$0.06
Weighted average common shares outstanding—basic	7,741	7,752	7,456	7,746	7,050
Weighted average common shares outstanding—diluted	7,856	7,869	7,613	7,862	7,211

Net Interest Income and Net Interest Margin
(Unaudited)	For the three months ended
	June 30, 2019			March 31, 2019			June 30, 2018
(Dollars in thousands)	Average Balance	Interest (1)	Average Rate (2)	Average Balance	Interest (1)	Average Rate (2)	Average Balance	Interest (1)	Average Rate (2)
Interest-earning assets:
Gross loans (3)	$1,164,871	$15,762	5.43%	$1,125,213	$15,651	5.64%	$1,045,715	$14,126	5.42%
Investment securities (4):
Taxable	143,841	980	2.73	141,282	936	2.69	114,957	667	2.33
Tax-exempt	87,287	595	3.26	80,760	545	3.17	58,976	380	3.10
Interest earning cash balances	32,606	206	2.53	28,076	176	2.54	25,828	119	1.85
Federal Home Loan Bank Stock	8,325	114	5.49	8,325	134	6.53	8,303	88	4.25
Total interest-earning assets	$1,436,930	$17,657	4.96%	$1,383,656	$17,442	5.14%	$1,253,779	$15,380	4.94%
Non-earning assets:
Cash and due from banks	24,347			24,794			17,800
Premises and equipment	13,239			13,289			12,621
Goodwill	9,387			9,387			9,387
Other intangible assets, net	376			425			589
Bank-owned life insurance	11,948			11,893			11,650
Allowance for loan losses	(12,039)			(11,563)			(11,473)
Other non-earning assets	16,804			11,841			7,839
Total assets	$1,500,992			$1,443,722			$1,302,192
Interest-bearing liabilities:
Interest-bearing demand deposits	$56,434	$69	0.49%	$53,299	$48	0.37%	$64,394	$48	0.30%
Money market and savings deposits	295,371	1,125	1.53	306,496	1,094	1.45	276,496	678	0.98
Time deposits	582,874	3,423	2.36	544,130	2,979	2.22	445,894	1,761	1.58
Borrowings	59,272	346	2.33	55,814	353	2.57	48,604	225	1.86
Subordinated notes	14,910	253	6.78	14,896	250	6.81	14,859	253	6.83
Total interest-bearing liabilities	$1,008,861	$5,216	2.07%	$974,635	$4,724	1.97%	$850,247	$2,965	1.40%
Noninterest-bearing liabilities and shareholders' equity:
Noninterest bearing demand deposits	315,530			300,680			306,547
Other liabilities	17,144			14,136			10,923
Shareholders' equity	159,457			154,271			134,475
Total liabilities and shareholders' equity	$1,500,992			$1,443,722			$1,302,192
Net interest income		$12,441			$12,718			$12,415
Interest spread			2.89%			3.17%			3.54%
Net interest margin (5)			3.47			3.73			3.97
Tax equivalent effect			0.03			0.03			0.02
Net interest margin on a fully tax equivalent basis			3.50%			3.76%			3.99%

(1) Interest income is shown on actual basis and does not include taxable equivalent adjustments.
(2) Average rates and yields are presented on an annual basis and includes a taxable equivalent adjustment to interest income of $115 thousand, $83 thousand, and $76 thousand on tax-exempt securities for the three months ended June 30, 2019, March 31, 2019, and June 30, 2018, respectively, using a federal income tax rate of 21%.
(3) Includes nonaccrual loans.
(4) For presentation in this table, average balances and the corresponding average rates for investment securities are based upon historical cost, adjusted for amortization of premiums and accretion of discounts.
(5) Net interest margin represents net interest income divided by average total interest-earning assets.

	For the six months ended
	June 30, 2019			June 30, 2018
(Dollars in thousands)	Average Balance	Interest (1)	Average Rate (2)	Average Balance	Interest (1)	Average Rate (2)
Interest-earning assets:
Gross loans (3)	$1,145,151	$31,413	5.53%	$1,041,404	$27,730	5.37%
Investment securities (4):
Taxable	142,569	1,916	2.71	108,581	1,241	2.31
Tax-exempt	84,041	1,140	3.28	56,997	731	3.12
Interest earning cash balances	30,353	382	2.54	26,455	225	1.71
Federal Home Loan Bank Stock	8,325	248	6.01	8,303	227	5.51
Total interest-earning assets	$1,410,439	$35,099	5.05%	$1,241,740	$30,154	4.92%
Non-earning assets:
Cash and due from banks	24,570			18,163
Premises and equipment	13,264			12,990
Goodwill	9,387			9,387
Other intangible assets, net	401			616
Bank-owned life insurance	11,921			11,610
Allowance for loan losses	(11,802)			(11,646)
Other non-earning assets	14,335			10,006
Total assets	$1,472,515			$1,292,866
Interest-bearing liabilities:
Interest-bearing demand deposits	$54,875	$117	0.43%	$63,950	$99	0.31%
Money market and savings deposits	300,903	2,219	1.49	275,105	1,226	0.90
Time deposits	563,609	6,402	2.29	451,195	3,340	1.49
Borrowings	57,553	699	2.45	52,689	444	1.70
Subordinated notes	14,903	503	6.79	14,852	503	6.83
Total interest-bearing liabilities	$991,843	$9,940	2.02%	$857,791	$5,612	1.32%
Noninterest-bearing liabilities and shareholders' equity:
Noninterest bearing demand deposits	308,146			302,635
Other liabilities	15,648			9,933
Shareholders' equity	156,878			122,507
Total liabilities and shareholders' equity	$1,472,515			$1,292,866
Net interest income		$25,159			$24,542
Interest spread			3.03%			3.60%
Net interest margin (5)			3.60			3.99
Tax equivalent effect			0.03			0.02
Net interest margin on a fully tax equivalent basis			3.63%			4.01%

(1) Interest income is shown on actual basis and does not include taxable equivalent adjustments.
(2) Average rates and yields are presented on an annual basis and includes a taxable equivalent adjustment to interest income of $226 thousand and $150 thousand on tax-exempt securities for the six months ended June 30, 2019 and June 30, 2018, respectively, using the statutory tax rate of 21%.
(3) Includes nonaccrual loans.
(4) For presentation in this table, average balances and the corresponding average rates for investment securities are based upon historical cost, adjusted for amortization of premiums and accretion of discounts.
(5) Net interest margin represents net interest income divided by average total interest-earning assets.

Loan Composition
(Unaudited)	As of
	June 30,	March 31,	December 31,	September 30,	June 30,
(Dollars in thousands)	2019	2019	2018	2018	2018
Commercial real estate:
Non-owner occupied	$364,504	$361,066	$367,671	$362,450	$361,341
Owner-occupied	193,500	187,001	194,422	190,131	172,615
Total commercial real estate	558,004	548,067	562,093	552,581	533,956
Commercial and industrial	420,812	401,588	383,455	397,060	363,239
Residential real estate	186,737	180,386	180,018	164,356	147,763
Consumer	948	1,056	999	1,002	831
Total loans	$1,166,501	$1,131,097	$1,126,565	$1,114,999	$1,045,789

Impaired Assets
(Unaudited)	As of
	June 30,	March 31,	December 31,	September 30,	June 30,
(Dollars in thousands)	2019	2019	2018	2018	2018
Nonaccrual loans
Commercial real estate	$2,979	$2,694	$5,927	$4,559	$2,557
Commercial and industrial	9,559	10,495	9,605	5,763	5,983
Residential real estate	2,006	3,456	2,915	2,546	2,737
Consumer	—	—	—	5	—
Total nonaccrual loans	14,544	16,645	18,447	12,873	11,277
Other real estate owned	373	373	—	—	—
Total nonperforming assets	14,917	17,018	18,447	12,873	11,277
Performing troubled debt restructurings
Commercial real estate	—	—	—	1,511	1,517
Commercial and industrial	558	562	568	574	578
Residential real estate	363	363	363	365	364
Total performing troubled debt restructurings	921	925	931	2,450	2,459
Total impaired assets	$15,838	$17,943	$19,378	$15,323	$13,736

Loans 90 days or more past due and still accruing	$331	$453	$243	$354	$259